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                                                            Exhibit (A)(8)(c)(i)


                                SERVICE AGREEMENT


         AGREEMENT, made this 2nd day of January, 1991 between The Manufacturers Life Insurance Company, a mutual life insurance company organized under the laws of Canada ("Manulife Financial"), and ManEquity, Inc., a Colorado corporation ("ManEquity");


                              W I T N E S S E T H:

         WHEREAS, ManEquity is an indirect wholly-owned subsidiary of Manulife Financial;

         AND WHEREAS, ManEquity is registered as a broker/dealer under the Securities Exchange Act of 1934 (the "Securities Exchange Act") and is a member of the National Association of Securities Dealers Inc. (the "NASD");

         AND WHEREAS, ManEquity sponsors as its registered representatives producers for Manulife Financial (including producers associated with Manulife Financial's affiliate, The Manufacturers Life Insurance Company of America ("Manufacturers of America")), as may be selected by Manulife Financial or Manufacturers of America and approved by ManEquity;

         AND WHEREAS, ManEquity assumes the responsibility to direct the training and supervision of such producers with respect to their sales through ManEquity of certain variable contracts issued by Manufacturers America;

         AND WHEREAS, ManEquity is the principal underwriter of certain variable contracts issued by Manufacturers of America;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties do hereby agree as follows:

Section 1.        Termination of Prior Agreements.

         This Agreement cancels and terminates, as of its effective date, all prior agreements between the parties hereto covering any of the services covered hereby.

Section 2.        Sales and Training Material.

         Both parties agree to submit all applicable sales and training material to the other for approval prior to use. With respect to sales literature or material prepared by Manulife Financial used in connection with variable contracts issued by Manufacturers of America and distributed by ManEquity, ManEquity shall make timely filings with the Securities and Exchange Commission, NASD, and other regulatory authorities.

Section 3.        Appointment of Registered Representatives.

         ManEquity agrees that, unless otherwise agreed to by Manulife Financial, it will appoint as registered representatives only individuals who are employed by Manulife Financial or are
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under contract with Manulife Financial or Manufacturers of America as life insurance producers, agents, or brokers.

Section 4.        Duties of Manulife Financial.

         (a) Personnel, Office Space, Equipment, and Reimbursement of Variable Contract Costs. Manulife Financial shall provide ManEquity with its personnel, office space, supplies and equipment as required by ManEquity. Manulife Financial shall determine which of its employees is available to perform services for ManEquity and shall pay the full salaries and benefits of all employees who provide services for ManEquity. Manulife Financial may, but is not obligated to, pay the cost of training and qualifying Manulife Financial's employees and procedures and agents of Manulife Financial or Manufacturers of America to become registered representatives or registered principals of ManEquity. Manulife Financial may, but is not obligated to, reimburse ManEquity for all reasonable costs incurred in connection with ManEquity's administrative and operational performance as a principal underwriter of variable contracts issued by Manufacturers of America.

         (b) Manufacturers of America Variable Contract Sales Commissions. On ManEquity's behalf, Manulife Financial shall pay the sales commissions earned by registered representatives selling variable contracts issued by Manufacturers of America and distributed by or through ManEquity and shall prepare and maintain all necessary records of such payments. On ManEquity's behalf, Manulife Financial shall calculate and furnish periodic reports to Manufacturers of America of the commissions and service fees payable to agents, brokers, general agents and sales managers of Manufacturers of America in connection with sales of variable contracts issued by Manufacturers of America.

                  Manulife Financial is not authorized to offset any debit balances owed by agents or producers of Manulife Financial or Manufacturers of America by crediting commissions earned by such agents of producers in connection with their sales of variable contracts issued by Manufacturers of America, except for debit balances related to sales by Manufacturers of America agents and producers of variable contracts issued by Manufacturers of America. Payment of advances against sales of variable contracts issued by Manufacturers of America is prohibited.

         (c) Records. Manulife Financial shall prepare and maintain all books and records required to be prepared and maintained by ManEquity with respect to variable contracts issued by Manufacturers of America and distributed by or through ManEquity. Such records shall include the records required to be maintained and preserved by Rules 17a-3 and 17a-4 under the Securities Exchange Act.

                  ManEquity shall own and control all files, documents, correspondence, records and papers of every kind and description prepared and maintained by Manulife Financial in connection with the services provided by Manulife Financial's personnel hereunder. Manulife Financial shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and


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                  regulations. Manulife Financial and its personnel shall not disclose or use any records prepared by reason of this Agreement in any manner except as expressly authorized herein or directed by ManEquity and shall keep confidential any information obtained by reason of this Agreement. Unless otherwise directed by ManEquity, upon termination of this Agreement, Manulife Financial shall promptly return to ManEquity or its designee all such records maintained and prepared by reason of this Agreement.

         (d) Confirmation Procedures: Policies Issued by Manufacturers of America. Pursuant to Rule 10b-10 under the Securities Exchange Act, ManEquity and Manufacturers of America must confirm the receipt and allocation of premiums payable under variable life and variable annuity policies issued by Manufacturers of America. Manulife Financial shall prepare these confirmation statements in accordance with the applicable rules and regulations on behalf of ManEquity and Manufacturers of America and prepare and maintain all necessary books and records in connection with such procedures. ManEquity and ManAmerica shall approve the form of any such statement used by Manulife Financial.

                  If a Policyowner wishes to change his allocation, an appropriate form or instructions for utilizing Manulife Financial's telephone request line will be provided by Manulife Financial. Within seven days after receipt of such request, Manulife Financial will send the Policyowner a statement setting forth the revised allocation.

                  If a Policyowner wishes to transfer amounts attributable to his policy from one subaccount of a Separate Account to another, he may do so by completing a form furnished for that purpose by Manulife Financial or by utilizing Manulife Financial's telephone request line. Within seven days of receipt of a request to transfer, a statement will be sent to the Policyowner by Manulife Financial showing the amount allocated to each subaccount of the appropriate Separate Account before and after the transfer.

                  Manulife Financial shall also send any and all other notices required by law or by contract.

Section 5.        Duties of ManEquity.

         ManEquity shall remit all sales commissions in connection with sales of variable contracts issued by Manufacturers of America to Manulife Financial for proper disbursement by Manulife Financial on behalf of ManEquity in accordance with the terms of this Agreement.

Section 6.  Compensation.

         (a) Personnel, Office Space and Equipment. ManEquity shall reimburse Manulife Financial for the reasonable cost of services provided by Manulife Financial's personnel and for the costs related to ManEquity's use of office space, supplies and equipment provided by Manulife Financial. Manulife Financial shall submit statements from time to time, but no less often than annually, to ManEquity for all costs payable in connection with these services provided by Manulife Financial


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                  under the terms of this Agreement, and payment shall be made by ManEquity as soon thereafter as is reasonably possible.

         (b) No Additional Compensation. This Agreement does not entitle Manulife Financial to any compensation beyond reimbursement for payment of sales commissions and its costs in providing services, supplies, equipment and office space.

Section 7.        Compliance With Law.

         In the performance of such services as are provided for hereunder, Manulife Financial's personnel shall comply with applicable laws, rules and regulations, including but not limited to the Securities and Exchange Act.

Section 8.        Reservation of Control and Authority.

         ManEquity retains the ultimate responsibility and authority for direction and control of the services provided by Manulife Financial pursuant to this Agreement.

Section 9.        Limitation of Liability of Manulife Financial.

         Manulife Financial will not be liable as a result of any error of judgment or mistake of law for any loss suffered by ManEquity in connection with the matters dealt with under this Agreement. Nothing contained in this Agreement shall be construed to protect Manulife Financial against liability to which Manulife Financial shall otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties to ManEquity, reckless disregard of Manulife Financial's obligations and duties under this Agreement, or the violation of any applicable law.

Section 10.       Termination of Agreement.

This Agreement shall become effective as of the date first above written. This Agreement may be terminated at any time without the payment of any penalty, by ManEquity or by Manulife Financial, on sixty days' written notice to the other party.

Section 11.       Headings

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part thereof.

Section 12.       Entire Agreement.

         This Agreement contains the entire understanding and agreement of the parties.

Section 13.       Severability.

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained therein.


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Section 14.       Governing Law.

         This Agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be execute under seal by their duly authorized officers as of the date first mentioned above.



                                                  THE MANUFACTURERS LIFE
                                                  INSURANCE COMPANY


Attest:                                           By:___________________________
                                                  Title:



                                                  MANEQUITY, INC.

Attest:                                           By:___________________________
                                                  Title:





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